UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 16, 2017 (June 15, 2017)

KMG Chemicals, Inc.

(Exact name of registrant as specified in its charter)

TEXAS	001-35577	75-2640529
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 Throckmorton Street
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 817-761-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed in its Current Report on Form 8-K filed on June 15, 2015 (the “Original Report”), KMG Chemicals, Inc. (the “Company”) completed the acquisition of Flowchem Holdings LLC (“Flowchem Holdings”), the parent company of Flowchem LLC, a global provider of drag-reducing agents, related support services and equipment to midstream crude oil and fuel pipeline operators.

On August 31, 2017, the Company amended the Original Report to include the audited and unaudited financial statements of Flowchem Holdings and the unaudited pro forma financial statements required by Item 9.01 of Form 8-K.

This Amendment No. 2 on Form 8-K/A (this “Amendment No. 2”) further amends and supplements the Original Report to include certain unaudited pro forma financial information related to the acquisition of Flowchem Holdings.  This Amendment No. 2 should be read in connection with the previously filed Original Report and the Form 8-K/A described above which provide a more complete description of the acquisition of Flowchem Holdings. No other amendments to the Original Form are being made by this Amendment No. 2.

Item 9.01Financial Statements and Exhibits.

(b)	Pro forma financial information.

The Unaudited Pro Forma Consolidated Statement of Income for the year ended July 31, 2017 is filed as Exhibit 99.1 to this Amendment No. 2 and is included herein by reference.

(d)	Exhibits

99.1	Unaudited Pro Forma Consolidated Statement of Income

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG Chemicals, Inc.

By:	/s/ Roger C. Jackson	Date: October 16, 2017
Roger C. Jackson,
Vice President, General Counsel and Secretary